As filed with the Securities and Exchange Commission on March 31, 2011

                            Registration No. 333-______

                                   UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549
                            _________________________

                                     Form S-3


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            _________________________

                                 DATARAM CORPORATION
_____________________________________________________________________________
              (Exact name of registrant as specified in its charter)

     New Jersey                                              22-1831409
_____________________________________________________________________________
 (State or other jurisdiction of        (I.R.S.  Employer Identification No.)
  incorporation or organization)

     P.O. Box 7528, Princeton, NJ                                     08543
_____________________________________________________________________________
 (Address of principal executive offices)                          (Zip Code)

                                   (609) 799-0071
_____________________________________________________________________________
                 (Registrant's telephone number, including area code)

                              Agent For Service

                              MARK E. MADDOCKS
                             Dataram Corporation
                        186 Princeton-Hightstown Road
                        West Windsor, New Jersey 08550
                               (609) 799-0071

                               With Copies To:

                            THOMAS J. BITAR, ESQ.
                        Dillon, Bitar & Luther, L.L.C.
                          200 Park Avenue, Suite 301
                            Florham Park, NJ 07932
                                (973) 539-3100


Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

      Large accelerated filer [ ]           Accelerated filer [ ]
      Non-accelerated filer [ ]           Smaller reporting company [x]




CALCULATION OF REGISTRATION FEE

Title of Each Class of            Proposed Maximum            Amount of
Securities to be Registered           Aggregate             Registration Fee
                                    Offering Price

      Offering:

Common Stock,
$1.00 par value per share               (2)                      -


Debt Securities                         (2)                      -

Warrants                                (2)                      -

Units                                   (2)                      -

Total Offering                     $20,000,000.00           $2,322.00(3)




      (1) There are being registered hereunder such indeterminate number of shares of common stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock or debt securities, and such indeterminate number of units, as shall have an aggregate initial offering price not to exceed $20,000,000.00. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $20,000,000.00, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock and amount of debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

      (2) The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II(D) of Form S-3 under the Securities Act of 1933, as amended.

      (3) Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price.

The registrant hereby amends this registration statement on such date as may be necessary to delay its effective date until we shall further file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


The information in this prospectus is not complete and may be changed. We will not sell the securities described in this document until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities, nor are we soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                               PRELIMINARY PROSPECTUS



                     SUBJECT TO COMPLETION, DATED March 31, 2011


                                 Dataram Corporation


                                  $20,000,000.00

                                 Debt Securities
                                  Common Stock
                                    Warrants
                                     Units


     This prospectus provides you with a general description of debt and equity securities that we may offer and sell from time to time, in one or more series or issuances. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that sale and may add to or update the information in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as any documents incorporated or deemed to be incorporated in this prospectus before you invest in any of our securities offered hereby. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

     Dataram Corporation may offer and sell securities directly to purchasers or through one or more underwriters, dealers and/or agents on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution." If any underwriters or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable discounts or commissions and over-allotment options will be set forth in the prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

     Our common stock is listed on The Nasdaq Capital Market under the symbol "DRAM." On March 28, 2011, the last reported sale price of our common stock on The Nasdaq Capital Market was $2.19.

Investing in our common stock involves risk. See "Risk Factors" on page 6. You should carefully review the risks and uncertainties described under the heading "Risk Factors" contained in the applicable prospectus supplement and under similar headings in the documents that are incorporated by reference in this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


                  The date of this prospectus is March 31, 2011


You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus. The information contained or incorporated by reference in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities offered by this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, the "Company", "Dataram", "we", "us", and "our" refer to Dataram Corporation and its subsidiaries. Our fiscal year ends on April 30 of each calendar year. For example, fiscal year 2010 refers to the year ended April 30, 2010. Dataram is a registered trademark of Dataram Corporation. This prospectus contains product names, trade names and trademarks of Dataram and other organizations.


                         TABLE OF CONTENTS

                                                                     Page

About this Prospectus.............................................     3
Special Note Regarding Forward-Looking Statements ................     4
Business Summary .................................................     5
Risk Factors......................................................     6
Use of Proceeds ..................................................     9
Dilution of Existing Common Stock ................................     9
Description of Common Stock ......................................     9
Description of Debt Securities ...................................    10
Description of Warrants ..........................................    19
Description of Units .............................................    20
Plan of Distribution .............................................    21
Anti-takeover Effects of Provisions of Our Restated Certificate of
  Incorporation and By-Laws ......................................    23
New Jersey Shareholders Protection Act ...........................    24
Legal Matters ....................................................    24
Experts ..........................................................    25
Where You Can Find More Information ..............................    25
Information Incorporated by Reference ............................    25


ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the "SEC" or "Commission") using a "shelf" registration process. Under this shelf process, we may sell:

- Debt securities;
- Common stock;
- Warrants; and
- Units

either separately or in units, in one or more offerings. This prospectus provides you with a general description of those securities. We will offer our securities in amounts, at prices and on terms to be determined at the time we offer such securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read this prospectus and the applicable prospectus supplement and any applicable free writing prospectus together with the additional information described under the headings "Where You Can Find More Information" and "Information Incorporated by Reference." Under no circumstances should the delivery to you of this prospectus or any offering or sales made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.


SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and the information incorporated by reference include forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. These statements are based on management's current expectations or predictions of future results or events. We make these forward-looking statements in reliance on the safe harbor provisions provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical fact, included in this prospectus and information incorporated by reference which relate to performance, development or activities that we expect or anticipate will or may happen in the future, are forward-looking statements. Other forward-looking statements may be identified by the use of forward-looking words such as "believe," "expect," "may," "might," "will," "should," "seek," "could," "approximately," "intend," "plan," "estimate," or "anticipate" or the negative of those words or other similar expressions.

Forward-looking statements involve inherent risks and uncertainties and are based on numerous assumptions. They are not guarantees of future performance. A number of important factors could cause actual results to differ materially from those in the forward-looking statement. Some factors include:

      - our ability to obtain financing or sell assets and achieve levels of revenue and cost reductions that are adequate to support our capital and operating requirements;

      - our ability to remain competitive and a leader in our industries and our future growth, our industries, and the economy in general;

      - our ability to achieve structural and material cost reductions without impacting product development or manufacturing execution;

      - expected improvements in our product and technology development programs;

      - our ability to successfully develop, introduce, market and qualify new products;

      - our ability to identify and acquire suitable acquisition targets and difficulties in integrating recent or future acquisitions into our operations;
      - other risks and uncertainties described in our filings with the SEC such as: cancellations, rescheduling, or delays in product shipments; manufacturing capacity constraints; lengthy sales and qualification cycles; difficulties in the production process; changes in semiconductor industry growth; increased competition; delays in developing and commercializing new products; and other factors.

Forward-looking statements contained herein are made only as of the date made, and we do not undertake any obligation to update them to reflect events or circumstances after the date of this prospectus to reflect the occurrence of unanticipated events.

Business Summary

     We are a developer, manufacturer and marketer of large capacity memory products primarily used in high performance network servers and workstations. We provide customized memory solutions for original equipment manufacturers (OEMs) and compatible memory for leading brands including Dell, HP, IBM and Sun Microsystems. We also manufacture a line of memory products for Intel and AMD motherboard based servers. We have developed and are continuing the development of a line of high performance storage caching products (our "XcelaSAN" product line). XcelaSAN is a unique intelligent Storage Area Network ("SAN") optimization solution designed to deliver substantive application performance improvement to applications such as Oracle, SQL and VMware. XcelaSAN augments existing storage systems by transparently applying intelligent caching algorithms that serve the most active block-level data from high-speed storage, creating an intelligent, virtual solid state SAN, allowing organizations to dramatically increase the performance of their business-critical applications without the costly hardware upgrades or over-provisioning of storage typically found in current solutions for increased performance. We have made and are continuing to make significant investments in research and development in XcelaSAN.

     Our memory products are sold worldwide to OEMs, distributors, value-added resellers and end-users. We have a manufacturing facility in the United States with sales offices in the United States, Europe and Japan.

     We are an independent memory manufacturer specializing in high capacity memory and competes with several other large independent memory manufacturers as well as the OEMs mentioned above. The primary raw material used in producing memory boards is dynamic random access memory (DRAM) chips. The purchase cost of DRAMs is the largest single component of the total cost of a finished memory board. Consequently, average selling prices for computer memory boards are significantly dependent on the pricing and availability of DRAM chips.

     On March 31, 2009, we acquired certain assets of Micro Memory Bank, Inc. (MMB), a privately held corporation. MMB is a manufacturer of legacy to advanced solutions in laptop, desktop and server memory products. The acquisition expanded our memory product offerings and routes to market.

     Our principal executive office is located at 186 Princeton Road
(Route 571), West Windsor, New Jersey 08550, our telephone number is (609) 799-0071, our fax is (609) 799-6734 and our website is located at http://www.dataram.com. Proxy Statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and all amendments thereto, are available on this website free of charge. For specific information about our company, our products or the markets we serve, please visit our website at http://www.dataram.com. The information contained in or linked to our website is not part of this prospectus.


RISK FACTORS

Investing in our securities involves risks. You should carefully read and consider the risk factors and other disclosures relating to any investment in securities issued by Dataram Corporation set forth below, as well as those described in the SEC reports incorporated by reference herein, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are also incorporated by reference herein. Before making an investment decision, you should carefully consider those risks as well as other information we include or incorporate by reference in this prospectus and the applicable prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations. To the extent a particular offering implicates additional risk, we will include a discussion of those risks in the applicable prospectus supplement.

     WE MAY NEED TO OBTAIN ADDITIONAL WORKING CAPITAL FOR CONTINUED RESEARCH AND DEVELOPMENT. The development of the XcelaSAN product line has required and will continue to require substantial capital investment. We believe hat we have obtained sufficient financing for the continued development of the products through fiscal 2011. However, such financing may not be sufficient for our purposes and additional sources of financing may not be available if needed. If we require and are unable to raise additional funds, we may need to delay, scale-back or eliminate some or all of our research and product development programs and/or license third parties to develop and commercialize products or technologies that we would otherwise seek to develop and commercialize ourselves.

     WE MAY HAVE TO SUBSTANTIALLY INCREASE OUR WORKING CAPITAL REQUIREMENTS IN THE EVENT OF DRAM ALLOCATIONS. Over the past 20 years, availability of DRAMs has swung back and forth from oversupply to shortage. In times of shortage, we have been forced to invest substantial working capital resources in building and maintaining inventory. At such times we have bought DRAMs in excess of our customers' needs in order to ensure future allocations from DRAM manufacturers. In the event of a shortage, we may not be able to obtain sufficient DRAMs to meet customers' needs in the short term, and we may have to invest substantial working capital resources in order to meet long-term customer needs.

     WE COULD SUFFER LOSSES IF DRAM PRICES DECLINE SUBSTANTIALLY. We are at times required to maintain substantial inventories during periods of shortage and allocation. Thereafter, during periods of increasing availability of DRAMs and rapidly declining prices, we have been forced to write down inventory. There can be no assurance that we will not suffer losses in the future based upon high inventories and declining DRAM prices.

     OUR PRODUCTS MAY VIOLATE OTHERS' PATENTS. Certain of our products are designed to be used with proprietary computer systems built by various OEM manufacturers. We often have to comply with the OEM's proprietary designs which may be patented, now or at some time in the future. OEMs have, at times, claimed that we have violated their patent rights by adapting our products to meet the requirements of their systems. It is our policy to, in unclear cases, either obtain an opinion of patent counsel prior to marketing, or obtain a license from the patent holder. We are presently licensed by Sun Microsystems and Silicon Graphics to sell memory products for certain of their products. However, there can be no assurance that product designs will not be created in the future which will, in fact, be patented and which patent holders will require the payment of substantial royalties as a condition for our continued presence in the segment of the market covered by the patent or they may not give us a license. Nor can there be any assurance that our existing products do not violate one or more existing patents.

     WE MAY LOSE AN IMPORTANT CUSTOMER. During fiscal 2010, the largest ten customers accounted for approximately 34% of our revenues and one customer accounted for 11% of our revenues. There can be no assurance that one or more of these customers will not cease or materially decrease their business with us in the future and that our financial performance will not be adversely affected thereby.

     SALES DIRECTLY TO OEM'S CAN MAKE OUR REVENUES, EARNINGS, BACKLOG AND INVENTORY LEVELS UNEVEN. Revenue and earnings from OEM sales may become uneven as order sizes are typically large and often a completed order cannot be shipped until released by the OEM, e.g., to meet a "just in time" inventory requirement. This may occur at or near the end of an accounting period. In such case, revenues and earnings could decline for the period and inventory and backlog could increase.

     WE FACE COMPETITION FROM OEMs. In the compatibles market we sell our products at a lower price than OEMs. Customers will often pay some premium for the "name brand" product when buying additional memory and OEMs seek to exploit this tendency by having a high profit margin on memory products. However, individual OEMs can change their policy and price memory products competitively. While we believe that with our manufacturing efficiency and low overhead we still would be able to compete favorably with OEMs, in such an event profit margins and earnings would be adversely affected. Also, OEMs could choose to use "free memory" as a promotional device in which case our ability to compete would be severely impaired.

     WE FACE COMPETITION FROM DRAM MANUFACTURERS. DRAM manufacturers not only sell their product as discreet devices, but also as finished memory modules. They primarily sell these modules directly to OEMs and large distributors and as such compete with us. There can be no assurance that DRAM manufacturers will not expand their market and customer base, and our profit margins and earnings could be adversely affected.

     THE MARKET FOR OUR PRODUCTS MAY NARROW OVER TIME. The principal market for our memory products consists of the manufacturers, buyers and owners of workstations and enterprise servers, classes of machines lying between large mainframe computers and personal computers. Personal computers are increasing in their power and sophistication and, as a result, are now filling some of the computational needs traditionally filled by workstations. The competition for the supply of after-market memory products in the PC industry is very competitive and to the extent we compete in this market we can be expected to have lower profit margins. There can be no assurance that this trend will not continue in the future, and that our financial performance will not be adversely affected.
     A PORTION OF OUR OPERATIONS IS DESIGNED TO MEET THE NEEDS OF THE VERY COMPETITIVE INTEL AND AMD PROCESSOR-BASED MOTHERBOARD MARKET. In addition to selling server memory systems, we develop, manufacture and market a variety of memory products for motherboards that are Intel or AMD processor based. Many of these products are sold to OEMs and incorporated into computers and other equipment. This is an intensely competitive market with high volumes but lower margins.

     WE MAY MAKE UNPROFITABLE ACQUISITIONS. We actively seek to acquire complementary products and related intellectual property. The possibility exists that an acquisition will be made at some time in the future. Uncertainty surrounds all acquisitions and it is possible that a particular acquisition may not result in a benefit to shareholders, particularly in the short-term. In addition, there can be no assurance that the recently acquired business of MMB will be, or remain, a profitable operating unit of ours or that expected savings from having a larger consolidated business operation will occur.

     THE INVESTMENTS WE MAKE IN RESEARCH AND DEVELOPMENT MAY NOT LEAD TO PROFITABLE NEW PRODUCTS. We have implemented a strategy to introduce new and complementary products into our offerings portfolio, and expect to spend substantial sums of money on research and development of such possible new products. These research and development expenditures may not result in the identification or exploitation of any products that can be profitably sold by us.

     WE MAY BE ADVERSELY AFFECTED BY EXCHANGE RATE FLUCTUATIONS. A portion of our accounts receivable and a portion of our expenses are denominated in foreign currencies. These proportions change over time. As a result, our revenues and expenses may be adversely affected, from time to time, by changes in the relationship of the dollar to various foreign currencies on foreign exchange markets. We do not currently hedge our foreign currency risks.

     WE MAY INCUR INTANGIBLE ASSET AND GOODWILL IMPAIRMENT CHARGES WHICH COULD HARM OUR PROFITABILITY. We periodically review the carrying values of our intangible assets and goodwill to determine whether such carrying values exceed the fair market value. Our goodwill is subject to an annual review for goodwill impairment. If impairment testing indicates that the carrying value exceeds its fair value, the intangible assets or goodwill is deemed impaired. Accordingly, an impairment charge would be recognized in the period identified, which could reduce our profitability.

     OUR STOCK HAS LIMITED LIQUIDITY. Although our stock is publicly traded, it has been observed that this market is "thin." As a result, the common stock may trade at a discount to what would be its value if the stock enjoyed greater liquidity.

     WE ARE SUBJECT TO THE NEW JERSEY SHAREHOLDERS PROTECTION ACT. This statute has the effect of prohibiting any "business combination" - a very broadly defined term - with any "interested shareholder" unless the transaction is approved by the Board of Directors at a time before the interested shareholder had acquired a 10% ownership interest. This prohibition of "business combinations" is for five years after the shareholder became an "interested shareholder" and continues after that time period subject to certain exceptions. A practical consequence of this statute is that a hostile acquisition of our company is unlikely to occur and hostile transactions which might be of benefit to our shareholders are unlikely to occur.


USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of securities for one or more of the following:

- repayment of debt;

- acquisitions;

- capital expenditures;

- redemption or repurchase of any debt outstanding; and

- working capital and general corporate purposes.

Pending any specific application, we may initially invest funds in marketable short-term, interest-bearing securities.


DILUTION OF EXISTING COMMON STOCK

Information (if any) regarding the securities offered will be included in the relevant prospectus supplement.


DESCRIPTION OF COMMON STOCK

The following is a description of our common stock. It does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our Restated Certificate of Incorporation and By-Laws, forms of which have previously been filed and are incorporated by reference into this prospectus, and by the applicable provisions of New Jersey law. See "Anti-takeover Effects of Provisions of Our Restated Certificate of Incorporation and By-Laws" for more information regarding the provisions of our Restated Certificate of Incorporation and By-Laws that could effect an extraordinary corporate transaction.

General Matters

Our authorized capital stock consists of 54,000,000 shares of common stock, $1.00 par value per share. As of March 28 2011, we had 8,928,309 shares of common stock issued and outstanding. We do not have any authorized preferred stock.

Holders of common stock are entitled to one vote per share on matters to be voted upon by the shareholders of the Company. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities. The common stock has no preemptive, redemption, conversion or other subscription rights. The outstanding shares of common stock are, and the shares offered by us in any offering will be, when issued and paid for, fully paid and nonassessable.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is American Stock Transfer and Trust Company, New York, New York.

Listing

Our shares of common stock are quoted on The Nasdaq Capital Market under the symbol "DRAM".


DESCRIPTION OF DEBT SECURITIES

     The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

General

We may issue debt securities from time to time in one or more series. The debt securities will be general obligations of Dataram Corporation. The debt securities may be issued on a secured or unsecured, senior or subordinated basis. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities. Debt securities may be issued under one or more indentures between us and one or more trustees named in the relevant prospectus supplement, which we refer to as the trustee. Any statements made in this prospectus relating to the indenture and the debt securities to be issued under the indenture are summaries of certain terms and provisions of the form of indenture that has been filed as Exhibit 4.2 to the registration statement of which this prospectus forms a part and are not complete. You should read the indenture for provisions that may be important to you. In addition, we will file as exhibits to an amendment to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, as applicable, any supplemental indentures or other agreements that describe the terms of the series of debt we are offering before the issuance of the related series debt. You should therefore consult those supplemental agreements to obtain amended or updated information regarding the relevant series of debt.

The prospectus supplement relating to a particular series of debt securities will describe the terms of such debt securities being offered, including:

     -     the title;

     -     the maturity date;
     - the interest rate, if any, and the method for calculating the interest rate;

     - the interest payment dates and the record dates for the interest payments;

     - any mandatory or optional redemption terms or prepayment, conversion, and sinking fund terms;

     - provisions regarding amendment of the terms of any indenture or other agreement pursuant to which debt is issued;

     -     the place where we will pay principal and interest;

     - if other than denominations of $1,000 or multiples of $1,000 in excess thereof, the denominations the debt securities will be issued in;

     - whether the debt securities will be issued in the form of global securities or certificates;

     -     additional provisions, if any, relating to defeasance;

     - the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

     -     any United States federal income tax consequences;

     -     the dates on which premium, if any, will be paid;

     - our right, if any, to defer payment of interest and the maximum length of this deferral period;

     -     any listing on a securities exchange;

     -     limits on aggregate principal amount;

     -     terms of subordination of any subordinated debt securities;

     - a description of the collateral securing the debt obligations, if any:

     -     events of default, cure periods and remedies available;

     -     information regarding the trustee, if any;

     -     the initial public offering price; and

     - other specific terms, including any additional events of default or covenants.

We may, from time to time, without notice to or the consent of registered holders of a particular series of debt securities, create and issue further securities ranking pari passu with that series of debt securities in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further debt securities or except for the first payment of interest following the issue date of such further debt securities) and so that such further debt securities shall be consolidated and form a single series with that particular series of debt securities and shall have the same terms as to status, redemption or otherwise as that series of debt securities.

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. The indenture does not limit our ability to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in the officer's certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. Such terms may include provisions for conversions, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock, preferred stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

The debt securities will be issuable only in fully registered form without coupons or in the form of one or more global securities, as described below under "Global Securities". Unless the prospectus supplement specifies otherwise, debt securities denominated in U.S. dollars will be issued only in denominations of U.S.$1,000 and any integral multiple of U.S.$1,000 in excess thereof. The prospectus supplement relating to debt securities denominated in a foreign or composite currency will specify the authorized denominations.

If the amount of payments of principal of and premium, if any, or any interest on debt securities of any series is determined with reference to any type of index or formula or changes in prices of particular securities or commodities, the federal income tax consequences, specific terms and other information with respect to these debt securities and this index or formula, securities or commodities will be described in the relevant prospectus supplement.

If the principal of and premium, if any, or any interest on debt securities of any series are payable in a foreign or composite currency, the restrictions, elections, federal income tax consequences, specific terms and other information with respect to such debt securities and such currency will be described in the relevant prospectus supplement.

Payment of principal of and premium, if any, on debt securities will be made in the designated currency against surrender of any debt securities at the Corporate Trust Office of the trustee in The City of New York. Unless otherwise indicated in the prospectus supplement, payment of any installment of interest on debt securities will be made to the person in whose name a relevant debt security is registered at the close of business on the regular record date for such interest. Unless otherwise indicated in the prospectus supplement, payments of such interest will be made at the Corporate Trust Office of the trustee in The City of New York or by a check in the designated currency mailed to the holder at such holder's registered address.

Debt securities may be issued as original issue discount securities to be offered and sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any original issue discount securities will be described in the relevant prospectus supplement. "Original issue discount security" means any debt security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof upon the occurrence of an event of default and the continuation thereof.


Covenants

Consolidation, Merger and Sale of Assets

Unless otherwise provided in a prospectus supplement, we will agree under the indenture that we will not consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, any Person (a "Successor Person"), and will not permit any Person to merge into us in a transaction in which we are not the surviving entity, unless:

(i) the Successor Person (if not Dataram) is a corporation, limited liability company, partnership or trust organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on any outstanding debt securities and under the indenture;

(ii) immediately after giving effect to the transaction, and treating any Indebtedness which becomes our obligation as a result of the transaction as having been incurred by us at the time of the transaction, no event of default and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

(iii) the trustee receives an officers' certificate and an opinion of counsel stating that such action complies with this covenant.


Events of Default

The indenture specifies that each of the following will constitute an event of default with respect to the debt securities of a particular series:

(a) failure to pay principal of any debt security of that series at its maturity;

(b) failure to pay any interest on any debt security of that series when due, continued for 30 days;

(c) failure to deposit any sinking fund payment, when and as due by the terms of that series;

(d) failure to perform any covenant of ours applicable to that series in the indenture, continued for 60 days after written notice of such failure is given by the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in the indenture; and

(e) certain events in bankruptcy, insolvency or reorganization.

If an event of default (other than an event of default described in clause
(e) above) shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series by notice as provided in the indenture may declare the principal amount of such series of the debt securities to be due and payable immediately. If an event of default described in clause (e) above shall occur, the principal amount of all the outstanding debt securities of that series will automatically, and without any action by the trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree for payment of the money due, the holders of a majority in aggregate principal amount of the outstanding debt securities of a particular series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived as provided in the indenture. For information as to waiver of defaults, see "Modification and Waiver."

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of the debt securities.

No holder of a debt security will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

(i) such holder has previously given to the trustee written notice of a continuing event of default with respect to such series of the debt securities;

(ii) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered reasonable indemnity, to the trustee to institute such proceeding as trustee; and

(iii) the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or interest on such debt security on or after the applicable due date specified in such debt security.


Modification and Waiver

Together with the trustee, we may modify the indenture without the consent of any holder for certain purposes, including evidencing the succession of another person to us and such person's assumption of our obligations under the indenture, adding to our covenants or events of default, establishing forms or terms of debt securities, curing ambiguities and other purposes which do not adversely affect the holders in any material respect.
Other modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of at least a majority in aggregate principal amount of each series of the outstanding debt securities that is affected by such modification or amendment, all holders of all such affected series voting together as one class.

No such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

(a) change the stated maturity of the principal of, or any installment of interest on, or the redemption price of, any such debt security;

(b) reduce the principal amount of or interest on, any such debt security;

(c) change currency of payment of principal of or interest on, any such debt security;

(d) impair the right to institute suit for the enforcement of any payment on any such debt security;

(e) reduce the percentage in principal amount of outstanding debt securities of a particular series, the consent of whose holders is required for modification or amendment of the indenture, or for waiver of compliance with certain provisions of the indenture or waiver of certain defaults; or

(f) modify such provisions with respect to modification and waiver.

The holders of at least a majority in principal amount of each series of the outstanding debt securities that is affected by such waiver, all holders of all such affected series voting together as one class, may waive our compliance with certain restrictive provisions of the indenture, and may waive any past default under the indenture, except a default in the payment of principal or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security affected by such default.


Defeasance and Discharge; Covenant Defeasance

Unless the terms of a particular series provide otherwise, we may elect, at our option at any time, to have the indenture provisions relating to defeasance and discharge of indebtedness, or relating to defeasance of certain restrictive covenants in the indenture, applied to any series of the outstanding debt securities.

Defeasance and Discharge

The indenture provides that upon our exercise of our option to have the provisions relating to defeasance and discharge applied to a particular series of the debt securities, we will be discharged from all our obligations with respect to such series of the debt securities (except for certain obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of the debt securities of such series of money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and interest on the debt securities of such series at maturity in accordance with the terms of the indenture and such debt securities. Such defeasance or discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of the debt securities of such series will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur.

Defeasance of Certain Covenants

The indenture provides that, upon our exercise of our option to have the provisions relating to defeasance of certain restrictive covenants applied to a particular series of the debt securities, we may, with respect to such series, omit to comply with certain restrictive covenants, including those described under "-Consolidation, Merger and Sale of Assets," and the occurrence of certain events of default, which are described above in clause
(d) under "Events of Default," will be deemed not to be or result in an event of default, in each case with respect to such series.

We, in order to exercise such option, will be required, among other things:

(1) to deposit, in trust for the benefit of the holders of such series of the debt securities, money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and interest on such series of the debt securities at maturity in accordance with the terms of the indenture and such debt securities, and

(2) to deliver to the trustee an opinion of counsel to the effect that holders of such series of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur.

In the event we exercise this option and the debt securities are declared due and payable because of the occurrence of any event of default, the amount of money and U.S. government obligations so deposited in trust would be sufficient to pay amounts due on that series of the debt securities at maturity but may not be sufficient to pay amounts due on that series of the debt securities upon any acceleration resulting from such event of default. In such case, we would remain liable for such payments.

Regarding the Trustee

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

The indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee, should it become a creditor of us, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any affiliate of us; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.

The trustee for any debt securities will be set forth in the applicable prospectus supplement.


Form of Debt Securities

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form.

Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.

Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.


Global Securities

We may issue the debt securities in whole or in part in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the prospectus supplement relating to that series and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Dataram, the trustee or any agent of Dataram or agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium or interest to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.


DESCRIPTION OF WARRANTS

     We may issue warrants to purchase shares of our common stock and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement.
Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement to the warrants.

     The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

     -     the title of the warrants;

     -     the offering price of the warrants;

     -     the aggregate number of the warrants;

     - the currency or currency units in which the offering price, if any, and the exercise price are payable;

     - the designation, amount and terms of the securities purchasable upon exercise of the warrants;

     - if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

     - if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

     - the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

     - whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

     -     any applicable material U.S. federal income tax consequences;

     - the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

     - the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

     - if applicable, the date from and after which the warrants and the common stock and/or debt securities will be separately transferable;

     - if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

     -     information with respect to book-entry procedures, if any;

     -     the anti-dilution provisions of the warrants, if any;

     -     any redemption or call provisions;

     - whether the warrants are to be sold separately or with other securities as parts of units; and

     - any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

     The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.


DESCRIPTION OF UNITS

     We may issue units consisting of common stock, debt securities and/or warrants for the purchase of common stock and/or debt securities in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the prospectus supplements related to the series of units being offered, as well as the unit agreements that contain the terms of the units. In addition, the prospectus supplement relating to units will describe the terms of any units we issue, including as applicable:

     - the designation and terms of the units and the securities included in the units;

     - the description of the terms of any unit agreement governing the units;

     - any provision for the issuance, payment, settlement, transfer or exchange of the units;

     - the date, if any, on and after which the units may be transferable separately;

     - whether we will apply to have the units traded on a securities exchange or securities quotation system;

     -     any material United States federal income tax consequences; and

     - how, for United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

We will file as exhibits to an amendment to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, as applicable, the form of unit agreement, if any, and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.


PLAN OF DISTRIBUTION

Any of the securities being offered hereby and in any accompanying prospectus supplement may be sold in any one or more of the following ways from time to time:

     -     directly to purchasers;

     -     through agents;

     -     to or through underwriters;

     -     through dealers;

     -     directly to our stockholders; or

     -     through a combination of any such methods of sale.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

We may solicit offers to purchase directly. Offers to purchase securities also may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement which will be used by the underwriters to make resales of the securities in respect of which this prospectus is being delivered to the public. If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices, at market prices prevailing at the time of sale or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of such securities will be obligated to purchase all such securities if any are purchased.

We may grant to the underwriters options to purchase additional securities, to cover over-allotments, if any, at the initial public offering price (with additional underwriting commissions or discounts), as may be set forth in the prospectus supplement relating thereto. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement relating thereto.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto.

We may offer our equity securities into an existing trading market on the terms described in the applicable prospectus supplement. Underwriters and dealers who may participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof.

Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under Regulation M. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. The underwriters may over-allot shares of the securities in connection with an offering of securities, thereby creating a short position in the underwriters' account. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the securities to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

We may elect to list any series of securities on an exchange but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

We may lend or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The anticipated date of delivery of securities will be set forth in the applicable prospectus supplement relating to each offer.


ANTITAKEOVER EFFECTS OF PROVISIONS OF OUR RESTATED CERTIFICATE OF
INCORPORATION AND BY-LAWS

Our by-laws provide that the Board of Directors shall consist of not less than three or more than fifteen members, with the exact number to be determined by the vote of not less than a majority of the Board of Directors from time to time. Unless otherwise required by law, vacancies on the Board of Directors, including vacancies resulting from an increase in the number of directors or the removal of directors, may be filled by an affirmative vote of a majority of the directors then in office. Although shareholders holding a majority of shares may both appoint directors and remove directors with or without cause, the ability of the Board of Directors to increase the number of directors and to appoint directors may make it more difficult to change the Board of Directors, and should promote the continuity of existing management. These and other provisions also may have the effect of deterring, preventing or delaying changes in control or management.


NEW JERSEY SHAREHOLDERS PROTECTION ACT

The New Jersey Shareholders Protection Act, NJSA 14A:10A?1 et seq., which we refer to as New Jersey Act, prohibits certain New Jersey corporations, such as Dataram, from entering into certain "business combinations" with an "interested shareholder" (any person who is the beneficial owner of 10% or more of such corporation's outstanding voting securities) for five years after such person became an interested shareholder, unless the business combination or the interested shareholder's acquisition of stock was approved by the corporation's Board of Directors prior to such interested shareholder's stock acquisition date. After the five-year waiting period has elapsed, a business combination between such corporation and an interested shareholder will be prohibited unless the business combination is approved by the holders of at least two-thirds of the voting stock not beneficially owned by the interested shareholder, or unless the business combination satisfies the New Jersey Act's fair price provision intended to provide that all shareholders (other than the interested shareholders) receive a fair price for their shares.

The New Jersey Act defines "business combination" to include the following transactions between a corporation or a subsidiary and an interested shareholder or such interested shareholder's affiliates: (1) the merger or consolidation of the corporation with the interested shareholder or any corporation that after the merger or consolidation would be an affiliate or associate of the interested shareholder; (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with the interested shareholder, which has an aggregate market value equal to 10% or more of the aggregate market value of all of the assets or of the outstanding stock, or 10% or more of the income of the corporation or its subsidiaries; (3) the issuance or transfer to the interested shareholder of any stock of the corporation having an aggregate market value equal to or greater than 5% of the corporation's outstanding stock; (4) the adoption of a plan or proposal for the liquidation or dissolution of the corporation proposed by the interested shareholder; (5) any reclassification of securities proposed by the interested shareholder that has the effect, directly or indirectly, of increasing any class or series of stock that is owned by the interested shareholder; and (6) the receipt by the interested shareholder of any loans or other financial assistance from the corporation.

The New Jersey Act does not apply to certain business combinations, including those with persons who acquired 10% or more of the voting power of the corporation prior to the time the corporation was required to file periodic reports pursuant to the Exchange Act or prior to the time the corporation's securities began to trade on a national securities exchange.


LEGAL MATTERS

The validity of the shares of common stock and matters governed by New Jersey law will be passed upon by Dillon, Bitar & Luther, L.L.C.


EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K have been audited by J.H. Cohn LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference, which report expresses an unqualified opinion on the consolidated financial statements. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document that we file at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically, including Dataram. Except as expressly set forth under "Information Incorporated by Reference," we are not incorporating the contents of the SEC website into this prospectus.

We have filed with the SEC a registration statement on Form S-3 (together with all amendments and exhibits, the "registration statement") under the Securities Act of 1933, as amended with respect to the offering of common stock. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement. Certain parts of the registration statement are omitted from the prospectus in accordance with the rules and regulations of the SEC.

Our common stock is listed on The NASDAQ Capital Market and similar information can be inspected and copied at the offices of the Financial Industry Regulatory Authority, 1735 K Street, N.W., Washington, D.C. 20006.


INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in this prospectus updates (and, to the extent of any conflict, supersedes) information incorporated by reference that we have filed with the SEC prior to the date of this prospectus. You should read all of the information incorporated by reference because it is an important part of this prospectus.

We incorporate by reference the documents listed below and any future filings made with the SEC by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities to which this prospectus and any supplemental prospectuses relate (other than filings or portions of filings that are furnished under applicable SEC rules rather than filed):

     - Annual report on Form 10-K for the fiscal year ended April 30, 2010, filed with the SEC on July 29, 2010.

     - Definitive Proxy Statement pursuant to Section 14(a) of the Exchange Act, filed with the SEC on August 17, 2010.

     - Quarterly Reports on Form 10-Q for the quarters ended July 31, 2010, October 31, 2010 and January 31, 2011, filed with the SEC on September 13, 2010, December 13, 2010 and March 16, 2011, respectively.

     - Current Reports on Form 8-K filed with the SEC on September 28, 2010, December 22, 2010 and February 17, 2011.

     - The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on January 27, 2000.

You may also find additional information about us, including the documents mentioned above, on our website at www.dataram.com. The information included or linked to this website is not a part of this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the reports or documents that have been incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address:

Dataram Corporation
P.O. Box 7528
Princeton, NJ 08543
(609) 799-0071


PART II


INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses of the sale and distribution of the securities being registered, all of which are being borne by the Registrant.

      SEC registration fee                           $2,322.00
      Printing and engraving fees                    $2,500.00
      Legal fees and expenses                       $75,000.00
      Accounting fees and expenses                   $5,000.00
      Total                                         $84,822.00


Item 15. Indemnification of Directors and Officers

The Company's Restated Certificate of Incorporation and By-Laws include provisions (i) to reduce the personal liability of the Company's directors for monetary damage resulting from breaches of their fiduciary duty and (ii) to permit the Company to indemnify its directors and officers to the fullest extent permitted by New Jersey law, including in circumstances in which indemnification is otherwise discretionary under New Jersey law. The Company has obtained directors' and officers' liability insurance that insures such persons against the costs of defense, settlement, or payment of a judgment under certain circumstances.

Item 16. Exhibits and Financial Statement Schedules

(a)     Exhibits.

3(a) Restated Certificate of Incorporation. Incorporated by reference from Exhibits to an Annual Report on Form 10-K for the year ended April 30, 2008, filed with the Securities and Exchange Commission, SEC file number 001-08266, on July 25, 2008.

3(b) By-Laws. Incorporated by reference from Exhibits to an Annual Report on Form 10-K for the year ended April 30, 2008, filed with the Securities and Exchange Commission, SEC file number 001-08266, on July 25, 2008.

4(a)  Specimen certificate for shares of common stock.*

4(b)  Form of Indenture.*

4(c)  Form of Debt Security (included in Exhibit 4(b)).*

4(d)  Form of Warrant Agreement.**

4(e)  Form of Warrant.**

5.1   Opinion of Dillon, Bitar & Luther, L.L.C.*

23(a) Consent of J.H. Cohn LLP.*

23(b) Consent of Dillon, Bitar & Luther, L.L.C. (contained in Exhibit
5.1).*

24 Powers of Attorney (included on the signature pages to this Registration Statement).*

25     Statement of Eligibility of Trustee for the Debt Securities.***

__________
* Filed herewith.

** To be filed, if necessary, on an exhibit to a post-effective amendment to this registration statement or as on exhibit to a Current Report on Form 8-K to be filed by the registrant in connection with a specific offering, and incorporated herein by reference.

*** To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act.

(b)     Financial Statement Schedules.

Not applicable.


Item 17. Undertakings

(a)     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post?effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post?effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post?effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post?effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining liability under the Securities Act to any purchaser:

             (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or
                     (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

     (5) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be a part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or made in any such document immediately prior to such date of first use.

     (6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

             (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act of 1933;

             (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

             (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

             (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) With respect to any applicable warrant offering, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) With respect to any indenture, the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.





                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Dataram Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Windsor, State of New Jersey, on the 31st day of March, 2011.


                                                DATARAM CORPORATION


                                                By: /s/ MARK E. MADDOCKS
                                                   ______________________
                                                   Mark E. Maddocks
                                                   Vice President, Finance


                              POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints and hereby authorizes John H. Freeman and Mark E. Maddocks, severally, such person's true and lawful attorneys-in-fact, with full power of substitution or resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to this Form S-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant in the capacities indicated, on March 31, 2011.


Date:     March 31, 2011           By: /s/ ROGER C. CADY
                                  ------------------------------
                                  Roger C. Cady, Chairman of the
                                  Board of Directors


Date:     March 31, 2011           By: /s/ JOHN H. FREEMAN
                                  ------------------------------
                                  John H. Freeman, President,
                                  Chief Executive Officer and
                                  Director


Date:     March 31, 2011           By: /s/ THOMAS A. MAJEWSKI
                                  -------------------------------
                                  Thomas A. Majewski, Director

Date:     March 31, 2011           By: /s/ ROSE ANN GIORDANO
                                   -----------------------------
                                   Rose Ann Giordano, Director


Date:     March 31, 2011           By: /s/ MARK E. MADDOCKS
                                   ------------------------------
                                   Mark E. Maddocks
                                   Vice President, Finance
                                   (Principal Financial & Accounting Officer)